MANAGEMENT SERVICES AGREEMENT

     This Management Services Agreement ("Agreement") is made and entered into
as of September   , 2000 by and between DIALYSIS CORPORATION OF AMERICA, a
Florida corporation ("Manager") and DCA OF HOMERVILLE, LLC, a Delaware limited liability company ("Company").

     WHEREAS, the Company has been established to construct and develop a hemodialysis outpatient center ("Facility") to provide all levels of out-patient dialysis care, including chronic maintenance dialysis, home treatment through hemodialysis or peritoneal dialysis, inpatient dialysis and related services to hospitals, nursing homes, managed care facilities, and similar institutions, laboratory, nutritional and pharmaceutical services, and all other necessary services to dialysis patients ("Business");

     WHEREAS, Manager has experience in providing and is ready, willing and able to provide administrative and management services to the Company in connection with the Business ("Management Services" as further defined below).

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1.  Scope of the Agreement.
         ----------------------

         1.1  Generally.  Throughout the Term (defined in Section 7) of this
              ---------
Agreement, the Manager shall have responsibility for the general management and administration of the day-to-day and all aspects of the Business of the Company ("Management Services"). The Management Services shall include providing the following:

              (a) coordination in procuring capital equipment and the financing thereof with respect to the Facility and the Business;

              (b) preparing annual capital and operating budgets on or before December 31 of each year;

              (c) coordination of advertising, promotional, public relations and other marketing of the services performed at the Facility and by the Business;

              (d) adopting the fee schedule for and approval of ancillary services rendered by the Business;

              (e) decisions regarding the establishment and maintenance of relationships with institutional health care providers and third party payors, including approval of managed care contracts;

              (f)  developing long-term strategic planning objectives;

              (g) assistance in obtaining loans, leases and other financing for the benefit of the Company;

              (h) financial management, including causing annual financial statements to be prepared for the Company by a "Big Five" or regionally recognized certified public accounting firm selected by Manager, and preparation of cost reports and tax returns on a timely basis;

              (i) bookkeeping, accounting, data processing and other computer based information services;

              (j)  maintenance of medical records;

              (k) materials management, including purchasing and stocking of office and medical supplies and, if and as necessary, pharmaceuticals, and maintenance of equipment and facilities;

              (l) administration of or causing to be administered any welfare, benefit or insurance plan or arrangement of the Business;

              (m) human resources management, including recruitment, hiring, training, supervising, monitoring, disciplining and terminating of non-physician personnel necessary for the Business;

              (n) billing and collection, accounts receivable and accounts payable processing; see Section 3, below;

              (o) implementation and management of utilization, cost and quality management systems;

              (p) evaluating, negotiating and administering, on behalf of the Company, multi-employer welfare trusts, third party administrators and other third parties, including third party payors, managed health care entities, institutional health care entities, institutional health care providers and vendors;

              (q) coordination in obtaining malpractice and other agreed upon general and professional liability insurance coverages as required by the Business and coverage as may be required by law;

              (r) developing, implementing, and supporting relevant policies, protocols and clinical practice guidelines for the Business;

              (s) arranging for necessary legal services and commencement or settlement of any legal action, dispute or claim; except with respect to any legal dispute between the Company and the Manager;

              (t) performing credentialing support services such as applica-tion processing and information verification; and

              (u)  manage the construction of the Facility; and

              (v) oversee the application for and maintenance of all licenses and regulatory approvals needed by the Company, including, without limitation, preparation and submission of all forms and applications, advising and assisting the Company in achieving and maintaining regulatory compliance, communication with regulatory authorities, and overseeing all regulatory surveys/inspections.

     Management Services do not include diagnostic, therapeutic, Dialysis Treatments and related Professional Services as more particularly set forth and defined in the Medical Director Agreement ("MD Agreement," Exhibit A attached) with respect to Dialysis Treatments to be provided by the Company.

     No provision of this Agreement is intended nor shall it be construed to permit the Manager to affect, interfere with, or influence the professional/medical judgment of any physician or member of the professional staff providing Dialysis Treatments or other Professional Services at or for the Company. To the extent that any act or service required or permitted to the Manager by any provision of this Agreement may be construed or deemed to constitute the practice of medicine, the ownership or control of a medical practice or the operation of a medical or healthcare facility or diagnostic and treatment center, such provision shall be void ab initio, and the performance of such act or service by the Manager shall be deemed waived by the Company.

         1.2  License.  In order to facilitate the performance of the
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Management Services, the Company grants to the Manager an exclusive, irrevocable license to use any and all of the Company's assets, whether tangible or intangible, used in the Business or at the Facility, and irre-vocably assigns to the Manager all Net Revenues (as defined in Section 6.2) of the Company for the Term (as defined in Section 7) of this Agreement, solely for the purpose of carrying out the Management Services under the provisions of this Agreement.

         1.3  Applicable Law.  The Manager shall use its best efforts to comply
              --------------
with all applicable federal and state laws, statutes, rules and regulations, including without limitation those relating to Medicare and Medicaid reimbursement and any other applicable governmental rules or the guidelines governing the standards for administering a dialysis business.

     2.  Duties and Responsibilities of the Company.
         ------------------------------------------

         2.1  Completion of Facility.  The Company shall complete construction
              ----------------------
and development of the Facility and shall be responsible for all necessary improvements to the space occupied by the Facility for the efficient operation of a 20 station hemodialysis outpatient Facility, all in compliance with applicable building codes, zoning requirements, and other governmental (federal, state and local) agencies', bureaus' and commissions' regulations, as of the completion date.

         2.2  Construction Financing.  The Company shall be responsible for all
              ----------------------
costs necessary to complete the Facility and any improvements in accordance with Section 2.1 and to obtain licensing and a certificate of occupancy.

         2.3  Licensing.  The Company shall, subject to Section 1.1(v), obtain
              ---------
all permits, authority, Medicare provider numbers, consents and licenses, including, without limitation, zoning approvals, variances and use or occupancy permits necessary to conduct the Business at the Facility.

     3.  Billing and Collection.  The Manager shall, on behalf of the Company,
         ----------------------
accomplish all the billing and collection activities required in connection with the Business, including for the Facility, homecare or inpatient services, and any other related activities and services. The Company hereby appoints the Manager for the Term of this Agreement to be its true and lawful attorney-in-fact to take the following actions and for the following purposes for and on behalf of and in the name of the Company:

              (a) bill and collect all charges and reimbursements for the Business;

              (b) take possession of and endorse any and all instruments received as payment for services from the Business and for accounts receivable from the Business;

              (c) deposit all collections directly into the Manager Account (as defined in Section 6.3) and make withdrawals from such Manager Account in accordance with this Agreement; and

              (d) initiate the institution of legal proceedings to collect any accounts and monies owed to the Company, and to enforce the rights of the Company as creditor in connection with the Business, and to contest adjust-ments and denials by governmental agencies or their fiscal intermediaries as third-party payors.

     The Manager shall use its best efforts to (a) issue bills for all services of the Business within thirty (30) days of the date services are rendered and
(b) collect for all such services as promptly as may be reasonably practicable.

     4.  Payment of Expenses and Costs.  The Manager shall pay all expenses,
         -----------------------------
including, without limitation, obligations under the Facility lease (Exhibit B attached), fees as required in the MD Agreement (Exhibit A attached), the Management Fee (as defined below), employee wages and benefits, including vacation pay, employer and employee contributions to a 401(k) or other retirement plan for the benefit of the Company employees, sick pay, health care expenses, income taxes, unemployment insurance, social security, or any other withholding pursuant to any applicable law or government requirement, the Company's employees' professional dues, claims and obligations associated with and on behalf of the Business (collectively "Operating Expenses") as they become due from the Net Revenues of the Company, and the Manager may use any amounts deposited in the Manager Account (as defined in Section 6.3) to pay amounts due hereunder. Notwithstanding anything in this Agreement to the contrary, the Manager has no obligation to make any payments for or on behalf of the Company from its or other sources or resources except from the Net Revenues of the Company; although the Manager may, but is not obligated to, provide funding, financing, loans, advances and guarantees to, for and on behalf of the Company.

     5.  Use of Facilities.  The Company shall make the premises of the
         -----------------
Facility available to the Manager and its employees to the extent necessary to perform the Management Services and will not interfere with the Manager's use of such premises, provided said use does not interfere with the Business.

     6.  Management Fee.
         --------------

         6.1  Compensation.  In consideration of the Management Services, the
              ------------
Company agrees to pay the Manager, to be calculated monthly in arrears, a management fee ("Management Fee") equal to eight (8%) percent of Net Revenues (as defined in Section 6.2). The Manager shall be entitled to withdraw from the Manager Account amounts necessary to pay the Operating Expenses (defined in Section 4).

         6.2  Net Revenues.  Net Revenues shall be determined in accordance
              ------------
with generally accepted accounting principles and shall mean all amounts billed by the Manager for services rendered by the Business and the Company, less contractual adjustments and administrative allowances and less appropriate allowances for bad debts.

         6.3 Company Account. The Company shall establish and control a bank
             ---------------
account at a bank in Harrisburg, Commonwealth of Pennsylvania or other location to be mutually agreed upon by the parties ("Bank") acceptable to the Manager ("Company Account"). Capital contributions to the Company ("Contributions"), Manager Distributions as defined in Section 6.5, and any distributions, allocations of profits and losses, dissolutions and liquidations (collectively "Distributions") shall go directly into or flow from the Company Account. In connection with Contributions and Distributions, and throughout the time the Manager is providing Management Services, the Company hereby appoints the Manager as the

Company's true and lawful agent and attorney-in-fact, and grants the Manager a special limited power of attorney, and the Manager hereby accepts such special, limited power of attorney and appointment, to deposit such Contri-butions in and pay out such Distributions from the Company Account. The Company shall execute any and all additional documents required by the Bank where the Company Account is held to effectuate the power of attorney granted herein. The Company also agrees to appoint the Manager as the Company's true and lawful agent and attorney-in-fact, and grants the Manager a special limited power of attorney, and the Manager hereby accepts such special limited power of attorney and appointment to collect and deposit all funds, fees and revenues generated by the Company and the Business into a bank account of the Manager ("Manager Account") by means to be designated by the Manager. The Company shall not revoke such special limited power of attorney for the Manager to collect and deposit such funds, fees and revenues to the Manager Account, other than upon the occurrence of a material default by the Manager which results in the Company's termination of this Agreement. The Manager shall pay the Operating Expenses from funds in the Manager Account as required under the terms of this Agreement.

         6.4  Losses.  In the event the Business incurs a Net Operating Loss
              ------
(defined as an excess of Operating Expenses over Net Revenues), the Manager shall at the Company's request fund all such Net Operating Losses during the Term of this Agreement, and such funding shall bear interest at prime plus two percent (2%) per annum from the date funded by the Manager ("Accrued Interest"). The Manager shall be entitled to deduct from any Net Revenues of the Company the amount of any Net Operating Losses funded by and owed to the Manager by the Company together with Accrued Interest until paid in full. Any unpaid funding of Net Operating Losses and Accrued Interest accrued by the date of termination of this Agreement shall become due and payable upon such termination.

         6.5  Management Distributions.  Subject to the provisions of the
              ------------------------
Company's Operating Agreement and to any financing arrangement or facility to which the Manager is or may become a party, the Manager shall make quarterly distributions ("Manager's Distributions" as more particularly defined in this Section 6.5) to the Company Account of cash, if any, in and from the Manager Account, which represents only those Net Revenues generated by the Company and not from any other source, less Operating Expenses and those additional amounts as the Manager may determine are necessary and reasonable reserves for the payment of Operating Expenses, debt payments, capital improvements and other purposes for the operation of the Facility and Business ("Reasonable Reserves"). Absent such excess cash from Net Revenues less the Operating Expenses and amounts for Reasonable Revenues, or if such excess cash is less than $5,000, the Manager will not be obligated to make a Manager's Distribution for that quarter, provided, excess cash will be cumulative and attributed to the next succeeding quarterly computation of the Manager's Distributions.

         6.6  Arms-Length Bargaining.  The Management Fee paid by the Company
              ----------------------
to the Manager has been determined by the parties through good faith and arm's-length bargaining. Neither the Management Fee or any amount paid hereunder is intended to be, nor shall it be construed to be, an inducement or payment for referral of, or for recommending referral of, patients by the Company to the Manager (or to any Manager affiliate) or by the Manager (or by any Manager affiliate) to the Company; nor does the Management Fee include any discount, rebate, kickback, or other reduction in charges.

     7.  Term.
         ----

         7.1  Term.  The Term of this Agreement shall be ten (10) years
              ----
commencing on the effective date of Medicare certification of the Facility as an ESRD facility (the "Commencement Date") and ending on the tenth (10th) anniversary of the Commencement Date (the "Term"), unless earlier terminated pursuant to Section 7.2. The Term shall automatically renew for an additional ten (10) year period ("Renewal Term") provided neither party is in default under this Agreement and the Company has not given notice of termination in accordance with Section 7.2.4.

         7.2  Termination by Either Party.  Either party may terminate this
              ---------------------------
Agreement:

              7.2.1  Breach.  If the other party breaches this Agreement and
                     ------
such breach is not cured to the reasonable satisfaction of the nonbreaching party within sixty (60) days after the receipt of written notice of the default (the "Default Notice"), or in the case of a breach which cannot be cured within such time period, the breaching party has not made a good faith effort to attempt to cure such default within such time period.

              7.2.2  Failure of Medicare Certification.  If the Company does
                     ---------------------------------
not receive Medicare certification on or before 12 months from the date of this Agreement.

              7.2.3  Bankruptcy or Cessation of Business.  Upon the occurrence
                     -----------------------------------
of any of the following events with regard to the other party:

                     (a) the making of a general assignment for the benefit of creditors;

                     (b) the filing of a voluntary petition or the commence-ment of any proceeding by either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension;

                     (c) the filing of any involuntary petition or the commencement of any proceeding by or against either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, which such petition or proceeding is not dismissed within sixty
(60) days of the date on which it is filed or commenced; or

                     (d) suspension of the transaction of the usual business of either party for a period in excess of sixty (60) days.

              7.2.4  At-Will Termination.  Manager may terminate this Agreement
                     -------------------
at any time, with or without cause, by giving the Company not less than sixty
(60) days' prior written notice. The Company may terminate this Agreement with or without cause, at the end of the initial Term by giving the Manager not less than one hundred eighty (180) days' prior written notice of its intent to terminate the Agreement at the end of the Term.

              7.2.5  Immediate Termination By Manager.  The Manager may
                     --------------------------------
terminate this Agreement immediately upon written notice to the Company in the event of termination or breach (after any cure period) by the Company for any reason of any written agreement between the Manager and the Company.

              7.2.6  Termination Upon Mutual Agreement.  The parties may
                     ---------------------------------
terminate this Agreement at any time upon execution of a writing signed by all parties.

         7.3  Effect of Termination.  Upon termination or expiration of this
              ---------------------
Agreement for any reason:

              (a) the Manager shall have the right to obtain and retain any amounts owed to Manager under Section 6 hereof as of the date of such termination or expiration;

              (b) the Company shall return to the Manager any and all property of the Manager which may be in the Company's possession or under the Company's control;

              (c) the Manager shall return to the Company any and all property of the Company which may be in the possession or control of the Manager including all records relating to the Business and the provision of healthcare through the Business, including medical records, corporate, personnel and financial records maintained for the Business and any and all information concerning the patients of the Company; provided that Manager shall be entitled to retain a copy of such records and information to complete billing and collection functions authorized by this Agreement, to comply with audit and investigations by third party payors, or as necessary for the benefit of the Company, or as may be required by law; and

              (d) Manager shall prepare and submit claims for all services rendered by the Company for which it has all necessary information in its possession as of the termination or expiration date.

     8.  Books and Records.
         -----------------

         8.1  Ownership of Records.  All business records and information
              --------------------
relating exclusively to the business and activities of either party shall be the property of that party, irrespective of identity of the party responsible for producing or maintaining such records and information.

         8.2 Records.  During the Term of this Agreement, the Manager shall
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keep correct and complete records of accounts, financial transactions, and all other matters relating to the Company and the Business as required under
Section 1.1, and the Company shall have access to such records at all times.

         8.3  Manager's Proprietary Records.  The Company hereby recognizes
              -----------------------------
and acknowledges that all records, files, reports, protocols, policies, manuals, databases, processes, procedures, computer systems, materials and other documents used by the Manager (or by any Manager affiliate) in rendering the Management Services, or relating to the operations of the Manager (or of any Manager affiliate), belong to and shall remain the property of the Manager, and constitute proprietary information and trade secrets that are valuable, special, and unique assets of the Manager's business. The Company shall not, and shall ensure that any other member and each of its affiliates and/or physicians shall not, during or after the Term of this Agreement, disclose any proprietary information or trade secrets of the Manager (or of any Manager affiliate) to any other firm, person, corporation, association, or other entity for any reason or purpose whatsoever, without the written consent of the Manager (or of any Manager affiliate).

         8.4  Access to Books and Records.  The Manager, on behalf of the
              ---------------------------
Company, shall make this Agreement and the books, documents, and records of the Business available to the Secretary of Health and Human Services, to the Comptroller General, or their duly authorized representatives to the extent required by section 952 of the Omnibus Budget and Reconciliation Act of 1980 (as may be amended, updated or superceded). The Manager shall notify the Company in writing of any such request for access to such documents and shall provide the Company with copies of such request and all materials described in such request within ten (10) days after the Manager's receipt of such request.

     9.  Indemnification.
         ---------------

         9.1  Generally.  Except to the extent paid from the proceeds of
              ---------
available insurance policies, each party (and it affiliates) agrees to indemnify and hold harmless the other party (and its affiliates) against any loss, cost, suit, claim, action, cause of action, damage, obligation, contract, demand, liability, judgment, verdict, settlement or expense (including reasonable attorneys' fees and court costs) arising out of any act or omission of the indemnifying party, its employees, agents or affiliates that occurs in connection with this Agreement.

         9.2  Notice of Claims, Etc.  Upon obtaining knowledge of facts causing
              ---------------------
it to believe that it has or will have a claim for indemnification against the other party under this Agreement such party (the "Indemnified Party") shall promptly give the other party (the "Indemnifying Party") written notice of such claim. The Indemnifying Party shall have thirty (30) days from the receipt of such notice (the "Defense Notice Period") to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party during the Defense Notice Period that it desires to defend the Indemnified Party against such claim or demand then, except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings using legal counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis that would result in the imposition of a consent order, injunction, decree or agreement that would restrict or affect the future activity or conduct of the Indemnified Party. The Indemnified Party may participate in, but not control, any such defense or settlement at its sole cost and expense. The Indemnified Party shall fully cooperate with the Indemnifying Party and the Indemnifying Party shall cooperate fully with the Indemnified Party in the reasonable conduct of any claim contest, action, legal proceeding, negotiation or settlement governed by this Section 9.2. Upon receiving notice required by this Section 9.2, if the Indemnifying Party does not elect to participate in contesting or settling the claim, the Indemnifying Party shall be estopped from challenging the reasonableness of any contest or settlement of the claim undertaken by the Indemnified Party.

         9.3  Offset.  The Manager is hereby authorized upon written notice to
              ------
the Company to offset or apply any funds of the Company which the Manager olds from time to time or which the Manager owes to the Company against or to any amounts owed by the Company to the Manager under this Agreement; provided, however, if within ten (10) days of such written notice the Company objects thereto, such funds shall be placed with an escrow agent pursuant to a mutually acceptable escrow agreement until any dispute with respect thereto is finally resolved through binding arbitration.

     10. Miscellaneous.
         -------------

         10.1  Arbitration.  Any disputes arising under this Agreement shall
               -----------
be determined by arbitration in Cumberland County, the Commonwealth of Pennsylvania in accordance with the rules of the American Arbitration Association ("Association") then in effect, by a single arbitrator selected by mutual agreement of the parties or, if the parties are unable to agree on an arbitrator, by the Association; provided that this Section 10.1 shall not restrict the right of either party to institute a legal proceeding to enable such party to obtain temporary injunctive relief during the pendency of any such arbitration. A determination of the dispute by the arbitrator shall be final and binding on the parties to the extent permitted by law. The cost of the arbitration, including attorneys' or other consultancy fees, shall be borne by the non-prevailing party.

         10.2  Status of Parties.  In the performance of all work, duties and
               -----------------
obligations under this Agreement, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other; provided the parties understand that the Manager has an ownership interest in the Company. Each party shall be solely responsible for and shall comply with all state and federal law pertaining to employment taxes, income with-holding, unemployment compensation contribution and other employment related statutes applicable to that party, provided that the Manager shall be responsible for administering and taking all reasonable steps necessary or appropriate for the performance of such items of the Company.

         10.3  Force Majeure.  Neither party shall be deemed to be in default
               -------------
of this Agreement if such party is prevented from performing any obligation hereunder for any reason beyond its control, including but not limited to, Acts of G-d, war, civil commotion, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, governmental regulations or restrictions, or unusually severe weather. In any such case, the parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the parties hereunder, to the extent reasonably practicable. It is agreed that for purposes of this Agreement financial inability shall not be deemed to be a matter beyond a party's reasonable control.

         10.4  Notices.  Any notice, demand, approval, consent or other commu-
               -------
nication to be given hereunder by either party to the other shall be deemed to be received by the intended recipient (a) when delivered personally, (b) the day following delivery to a nationally recognized overnight courier service with proof of delivery, (c) by facsimile or e-mail transmission provided such is substantiated by personal or mail delivery, or (d) three (3) days after mailing by certified mail, postage prepaid with return receipt requested, in each case addressed to the parties as set forth below:

If to the Company:      DCA of Homerville, LLC
                        Clinch Hospital
                        524 Carswell Street
                        Homerville, GA 31634
                        Attn: Steve Everett, President

If to the Manager:      Dialysis Corporation of America
                        c/o Medicore, Inc.
                        2337 West 76th street
                        Hialeah, FL 33016
                        Attn: Daniel R. Ouzts, Vice President

Any party may change the address for notice by notifying the other party, in writing, of the new address.

         10.5  Entire Agreement.  This Agreement supersedes any and all other
               ----------------
agreements, either oral or in writing, between the parties hereto with respect to the subject matter of this Agreement. This Agreement may not be changed orally, and may only be amended by an agreement in writing signed by both parties, which shall be attached hereto.

         10.6  No Rights in Third Parties.  This Agreement is not intended to,
               --------------------------
nor shall it be construed to, create any rights in any third parties.

         10.7  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the Commonwealth of Pennsylvania.

         10.8  Severability.  If any provision of this Agreement shall be
               ------------
held by a court or administrative agency of competent jurisdiction to be contrary to law, or in a written opinion to the Manager by legal counsel knowledgeable in healthcare matters retained by the Manager, that provision will be enforced to the maximum extent permissible, and the remaining provisions of this Agreement will remain in full force and effect, unless to do so would result in either party not receiving the benefits of its bargain.

         10.9  Rights Unaffected.  No amendment, supplement or termination of
               -----------------
this Agreement shall affect or impair any rights or obligations that had previously matured under this Agreement.

         10.10  Successors.  This Agreement shall be binding upon and shall
                ----------
inure to the benefit of the parties, their respective heirs, executors, administrators and assigns.

         10.11  Further Actions.  Each of the parties hereto agrees that it
                ---------------
shall hereafter execute and deliver such additional instruments and undertake such additional acts as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

         10.12  Compliance with Law.
                -------------------

                10.12.1  Change in Law.  In the event of any material change in,
                         -------------
or interpretation or enforcement of, any federal or state law or regulation (including state or federal anti-kickback statutes and Medicare or Medicaid reimbursement principles) that would make either the Management Fee or this Agreement unlawful, or if performance by a party of any duties under this Agreement is deemed illegal by any court or administrative agency or in a formal opinion rendered to either party by outside legal counsel of standing, the affected party shall have the right to require that the other party renegotiate the affected terms of this Agreement with the goal of placing the parties in as similar a position as possible to their respective positions in this Agreement. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the Company and the Manager. Unless the parties otherwise mutually agree in writing, such renegotiated terms shall be effective not later than twenty (20) days after receipt of written notice of such request for renegotiation. If the parties fail to reach an agreement within thirty (30) days of the request for renegotiation, the matter shall be submitted to binding arbitration upon the request of either party in accordance with Section 10.1, and through the arbitration process an equitable modification shall be implemented based on all of the facts and circumstances or the Agreement will terminate.

                10.12.2  Compliance with Law.  The parties shall (a) cooperate
                         -------------------
with one another in the fulfillment of their respective obligations under this Agreement, (b) comply with the requirements of law and with all ordinances, statutes, regulations, directives, orders, or other lawful enactments or pronouncements of any federal, state, municipal, local or other lawful authority applicable to the Business, and (c) comply with the requirements of any insurance company insuring the Facility or the parties against liability for accident or injury in or upon the premises in which the Facility is located.

         10.13  Non-Assignment.  The Company may not assign this Agreement
                --------------
except with the prior written approval of the Manager. The Manager may assign its rights hereunder to any person that is an affiliate of the Manager and to any lending institution, for security purposes or as collateral, from which the Manager obtains financing or to any purchaser of the Manager or of substantially all of the assets of the Manager, or to any person with which the Manager may merge or consolidate.

         10.14  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall constitute an original Agreement but all of which together shall constitute one and the same instrument.

         10.15  Attorneys' Fees.  If legal action is commenced by either party
                ---------------
to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

         10.16  Confidentiality.  Except for disclosure to its attorneys,
                ---------------
accountants, bankers, underwriters or lenders, or as necessary or desirable for conduct of business, neither party hereto shall disseminate or release to any third party any information regarding any provision of this Agreement, or any financial information regarding the other (past, present or future) that was obtained by the other in the course of negotiation of this Agreement or in the course of the performance of this Agreement, without the other party's written approval; provided, however, the foregoing shall not apply to information which (i) is generally available to the public other than as a result of a breach of any confidentiality provisions, (ii) becomes available on a non-confidential basis from a source other than the other party, or its affiliates or agents, which source was not itself bound by a confidentiality agreement, or (iii) which is required to be disclosed by law, including securities laws, or pursuant to court order.

         10.17  Remedies Cumulative; Survivability.  Except as otherwise
                ----------------------------------
stated in the Agreement, no remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient. Pursuit of any remedy set forth in this Agreement shall not preclude pursuit of any other remedy provided in this Agreement, or constitute a waiver of any amount due from a defaulting party under this Agreement or of any damages accruing by reason of the violation of any of its terms, provisions and covenants. No waiver of any violation shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Agreement, and forbearance to enforce one or more of the remedies provided on an event of default shall not be deemed or construed to constitute a waiver of such default or of any other remedy provided for in this Agreement. The termination of this Agreement shall not affect the remedies and rights of a party hereunder with respect to a breach of this Agreement occurring on or before such termination.

         10.18  Language Construction.  The language in all parts of this
                ---------------------
Agreement shall be construed, in all cases, according to its fair meaning, and not for or against either party hereto. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpreta-tion of this Agreement.

         10.19  Use of Certain Terms.  The definitions and terms used in this
                --------------------
Agreement apply equally to both the singular and the plural; any provision shall include the corresponding masculine, feminine and neuter; the words "include" and "including" shall be deemed to be followed by the phrase "without limitation"; the terms "hereof" and "herein" shall refer to the particular document in which such term appears.

         10.20  Headings.  The article and section headings used in this
                --------
Agreement are for purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Agreement.

         10.21  Authority.  Any person signing this Agreement on behalf of
                ---------
any entity hereby represents and warrants in its individual capacity that it has full authority to do so on behalf of such entity.

         10.22  Expenses.  Each party shall pay its own expenses in connection
                --------
with the preparation and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of investment bankers, financial advisors, legal counsel, independent accountants and similar persons.

         10.23  Access to Books and Records.  This Section is included herein
                ---------------------------
because of the possible application of Section 1861(v)(1)(l) of the Social Security Act to this Agreement; if that section should not be found applicable to this Agreement under the terms of such section, then this Section shall be deemed not to be a part of this Agreement, and shall be null and void.

                10.23.1  Manager.  Until the expiration of four (4) years
                         -------
after the furnishing of Services pursuant to this Agreement, the Manager shall make available, upon written request of the Secretary of Health and Human Services or the United States Controller General or any of their duly authorized representatives, this Agreement and any books, documents and records of the Manager that are necessary to certify the nature and extent of costs incurred by the Company under this Agreement.

                10.23.2  Subcontractors.  If the Manager carries out any of
                         --------------
its duties under this Agreement with a value of Ten Thousand Dollars ($10,000) or more over a twelve (12) month period through a subcontract with a related organization or person, such subcontract must be approved by the Company, and must contain a clause similar to that set forth in Section 10.23.1 above.

         10.24  No Discrimination.  Each party agrees that in the performance
                -----------------
of this Agreement, services will be provided without discrimination toward any patients, employees or other persons, regardless of their gender, race, creed, color or ethnic background. Both the Manager and the Company are equal opportunity employers. All parties shall comply with all requirements and provisions of the Civil Rights Act of 1964, 42 U.S.C.A. Section 2000, et seq., and other applicable federal and state laws.

     IN WITNESS WHEREOF, the parties have caused their authorized representa-tives to execute this Agreement as of the date first above written.

DIALYSIS CORPORATION OF AMERICA,
a Florida corporation ("Manager")

/s/  Thomas K. Langbein

----------------------------------------
By: THOMAS K. LANGBEIN
Its: Chief Executive Officer

DCA OF HOMERVILLE, LLC,
a Delaware limited liability company ("Company")

/s/ Stephen W. Everett

----------------------------------------
By: STEPHEN W. EVERETT
Its: President